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                                                                   EXHIBIT 23(e)

                     [LETTERHEAD OF MONTGOMERY SECURITIES]



                              October 26, 1994



     We hereby consent to the filing of our opinion as an exhibit to the Registration Statement, dated October 26, 1994, of Norwest Corporation on Form S-4 filed with the Securities and Exchange Commission in connection with the proposed acquisition of American Republic Bancshares, Inc. and to the inclusion of our opinion as an appendix to the Proxy Statement-Prospectus, which is included in the Registration Statement.



                                  /s/ Montgomery Securities